Exhibit 10.21

                              THE HILLHAVEN CORPORATION
                        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                              Adopted December 28, 1989

                                  FIRST RESTATEMENT
                               as of November 11, 1993



          SECTION 1  -  STATEMENT OF PURPOSE

              The Supplemental Executive Retirement Plan (the "Plan") has been adopted by The Hillhaven Corporation ("THC") to attract, retain, motivate and provide financial security to highly compensated management employees (the "Participants") who render valuable services to THC and its Subsidiaries.

          SECTION 2  -  DEFINITIONS

              2.1 ACQUISITION. "Acquisition" refers to a company of which substantially all of its assets or a majority of its capital stock are acquired by, or which is merged with or into, THC or a Subsidiary.

              2.2 ACTUAL FINAL AVERAGE EARNINGS. "Actual Final Average Earnings" means the highest average monthly Earnings for any 60 consecutive months during the ten years, or actual employment period if less, preceding Termination of Employment.

              2.3    AGREEMENT.    "Agreement"  means a  written  agreement
          substantially in the form of Exhibit A between THC and a Participant.

              2.4 COMMITTEE. "Committee" means the Compensation Committee of the Board of Directors of THC.

              2.5   CHANGE  IN CONTROL.    A "Change  in Control"  shall be
          deemed to have occurred when a Person, alone or together with its Affiliates and Associates, becomes the beneficial owner of 30% or more of the general voting power of THC; provided, however, that a Change of Control shall not be deemed to have occurred if National Medical Enterprises, Inc. ( NME ) or any subsidiary of NME, becomes the beneficial owner of 30% or more of the general voting power of THC solely on account of NME s acquisition of shares of THC s Common Stock pursuant to its exercise of warrants under that certain Warrant and Registration Rights Agreement dated as of January 31, 1990 among NME, THC and Manufacturers Hanover Trust Company of California.
              "Affiliate or Associate" shall have the respective meanings ascribed of such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.
              "Person" for the purpose of this numbered paragraph of the Plan, means an individual, firm, corporation or other entity or any successor to such entity, but "Person" shall not include THC, any Subsidiary, any employee benefit plan or employee stock plan of THC or any Subsidiary, or any Person organized, appointed, established
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          or holding Voting Stock by, for or pursuant to the  terms of such a plan or any Person who acquires 20 percent or more of the general voting power of THC in a transaction or series of transactions approved prior to such transaction or series of transactions by the Board of Directors of THC.

              "Voting Stock" means shares of THC's capital stock having general voting power, with "voting power" meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

              2.6 DATE OF EMPLOYMENT. "Date of Employment" means the date on which a person became an Employee of THC or a Subsidiary, or the date on which a person became an employee of NME or a subsidiary of NME prior to the divestiture of THC by NME. Where a person is an employee of an entity that is acquired by THC or a Subsidiary through an Acquisition, "Date of Employment" means the effective date of the Acquisition; provided, the Committee, in its sole discretion, may approve as a Date of Employment the date on which a person began to perform services for the acquired entity in a position comparable to one at THC which would have been eligible for participation in the Plan.

              2.7 DATE OF ENROLLMENT. For purposes of determining benefits under the Plan, "Date of Enrollment" means the "Plan Entry Date" which is the date on which an Employee first becomes a Participant in the Plan, except that for any Employee who was a participant in the NME SERP prior to the divestiture of THC by NME, the "Plan Entry Date" related to former participation in the NME SERP shall be the "Plan Entry Date" for this Plan provided that any Employee who became a Participant in the NME SERP prior to June 1, 1985 shall be deemed to have a Date of Enrollment of the later of Date of Employment or June 1, 1984.

              2.8 DISABILITY. "Disability" means any Termination of Employment during the life of a Participant and prior to Normal Retirement or Early Retirement by reason of a Participant's total and permanent disability, as determined by the Committee, in its sole and absolute discretion. A Participant, who makes application for and qualifies for disability benefits under THC's Group Long-Term Disability Plan or under any similar plan provided by THC or a Subsidiary, as now in effect or as hereinafter amended (the "LTD Plans"), shall usually qualify for Disability under this Plan, unless the Committee determines that the Participant is not totally and permanently disabled. A Participant who fails to qualify for disability benefits under the LTD Plans (whether or not the Participant makes application for disability benefits thereunder) shall not be deemed to be totally and permanently disabled under this Plan, unless the Committee otherwise determines, based upon the opinion of a qualified physician or medical clinic selected by the Committee to the effect that a condition of total and permanent disability exists.

              2.9    EARLY  RETIREMENT.     "Early  Retirement"  means  any
          Termination of Employment during the life of a Participant prior to Normal Retirement and after the Participant attains age 55 and has completed ten Years of Service or attains age 62 with no minimum Years of Service.
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              2.10  EARNINGS.   "Earnings" means the base  salary paid to a
          Participant by THC or a Subsidiary, excluding bonuses, car and other allowances and other cash and non-cash compensation.

              2.11 ELIGIBLE CHILDREN. "Eligible Children" means all natural or adopted children of a Participant under the age of 21, including any child conceived prior to the death of a Participant.

              2.12 EMPLOYEE. "Employee" means any person who regularly performs Services on a full-time basis (that is, works a minimum of 32 hours a week) for THC or a Subsidiary and receives a salary plus employee benefits normally made available to persons of similar status.

              2.13 EMPLOYMENT OR SERVICE. "Employment" or "Service" means any continuous period during which an Employee is actively engaged in performing services for THC and its Subsidiaries plus the term of any leave of absence approved by the Committee plus any continuous period of service performed with NME or a subsidiary of NME immediately prior to the divestiture of THC by NME.

              2.14 EXISTING RETIREMENT BENEFIT PLANS ADJUSTMENT FACTOR. "Existing Retirement Benefit Plans Adjustment Factor" means the assumed benefit the Participant would be eligible for under Social Security and all retirement plans of THC and its Subsidiaries whether or not he participates in such plans. This Factor will be used for calculating all benefits under the Plan and is a projection of the benefits payable under the Social Security regulations and retirement plans in effect June 1, 1984 and once established for a Participant will not thereafter be altered to reflect any reduction in benefits under Social Security or such retirement plans unless the Participant is transferred to different retirement plans or unless such company sponsored retirement plans are substantially altered in terms of benefit provided. The existing Retirement Benefit Plans Adjustment Factor is expressed as a percentage and is determined by specific formula as approved by the Committee.

              2.15 FINAL AVERAGE EARNINGS. "Final Average Earnings" means the lesser of (i) Actual Final Average Earnings or (ii), if the Participant has completed at least 60 months of Service, Projected Final Average Earnings.

              2.16    NORMAL RETIREMENT.    "Normal  Retirement" means  any
          Termination of Employment during the life of a Participant on or after the date on which the Participant attains age 65.

              2.17 PARTICIPANT. "Participant" means any Employee selected to participate in this Plan by the Committee, in its sole and absolute discretion.

              2.18 PRIOR SERVICE CREDIT PERCENTAGE. "Prior Service Credit Percentage" means the percentage applied to a Participant's Years of Service with THC and its Subsidiaries (and NME and its subsidiaries prior to the divestiture of THC by NME) which is prior to his Date of Enrollment in the Plan, in accordance with the following formula:
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                     Years of Service                  Prior Service Credit
                   After Date of Enrollment                  Percentage

                     During 1st Year                             25
                     During 2nd Year                             35
                     During 3rd Year                             45
                     During 4th Year                             55
                     During 5th Year                             75
                     After  5th Year                            100

              2.19 PROJECTED EARNINGS. "Projected Earnings" means the actual Earnings of an Employee on the Date of Enrollment plus an assumed increase of eight percent per annum. In the event of any Promotion subsequent to the Date of Enrollment, Projected Earnings shall mean actual earnings of an Employee on the effective date of the Promotion plus an assumed increase of eight percent per annum.

              2.20 PROJECTED FINAL AVERAGE EARNINGS. "Projected Final Average Earnings" means the average of a Participant's Projected Earnings during the 60 months preceding Termination of Employment.

              2.21 SUBSIDIARY. A "Subsidiary" of the Company is any corporation, partnership, venture or other entity in which the Company owns 50% of the capital stock or otherwise has a controlling interest as determined by the Committee, in its sole and absolute discretion.

              2.22 SURVIVING SPOUSE. "Surviving Spouse" means the person legally married to a Participant for at least one year prior to the Participant's death or Termination of Employment.

              2.23 TERMINATION OF EMPLOYMENT. "Termination of Employment" means the ceasing of the Participant's Employment for any reason whatsoever, whether voluntarily or involuntarily.
              2.24 YEAR. A "Year" is a period of twelve consecutive calendar months.

              2.25 YEAR OF SERVICE. "Year of Service" means each complete year (up to a maximum of 20) of continuous Service (up to age 65) as an Employee of THC and its Subsidiaries beginning with the Date of Employment with THC and its Subsidiaries or with NME and its subsidiaries immediately prior to the divestiture of THC by NME. Years of Service shall be deemed to have begun as of the first day of the calendar month of Employment and to have ceased on the last day of the calendar month of Employment.

              2.26 PROMOTION. Promotion means an advancement in an employee s job title accompanied by a substantial increase in duties, responsibilities and salary. The Committee, in its sole discretion, may determine if a Promotion has occurred based upon all the facts and circumstances.
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          SECTION 3  -  RETIREMENT BENEFITS

              3.1  NORMAL RETIREMENT BENEFIT.
                  a. Upon a Participant's Normal Retirement, the Company agrees to pay to the Participant a monthly Normal Retirement Benefit for the Participant's lifetime which is determined in accordance with the Benefit Formula set forth below, adjusted by the Vesting Percentage in Section 3.3. Except as provided below, the amount of such monthly Normal Retirement Benefit will be determined by using the following formula:

              Z  =  A  x  [B1  +  [B2  x  C]]  x  [2.7%  -  D]  x  E
              Z   =  Normal Retirement Benefit
              A   =  Final Average Earnings
              B1  =  Years of Service After Date of Enrollment
              B2  =  Years of Service Prior to Date of Enrollment
              C   =  Prior Service Credit Percentage
              D   =  Existing Retirement Benefit Plans Adjustment Factor
              V   =  Vesting Percentage
              NOTE: B1 and B2 Years of Service combined cannot exceed 20 years.

                  b. In  the  event   of  the  death  or  Disability  of  a
          Participant at any age or the Normal or Early Retirement of a Participant after age 60, the Normal or Early Retirement Benefit will be determined on the basis of a Prior Service Credit Percentage of 100.

                  c. If a Participant who is receiving a Normal Retirement Benefit dies, his Surviving Spouse or Eligible Children shall be entitled to receive (in accordance with Sections 3.5 and 3.6) 50% of the Participant's Normal Retirement Benefit.

                  d. If a Participant who is eligible for Normal Retirement dies while an Employee of the Company after attaining age 65, his Surviving Spouse or Eligible Children shall be entitled to receive (in accordance with Sections 3.5 and 3.6) the installments of the Normal Retirement Benefit which would have been payable to the Surviving Spouse or Eligible Children in accordance with this Section 3.1 as if the Participant had retired on the day before he died.

              3.2  EARLY RETIREMENT BENEFIT.

                  a. Upon a Participant's Early Retirement, THC shall pay the Participant a monthly Early Retirement Benefit for the Participant's lifetime commencing on the first day of the calendar month following the date he attains age 65, calculated in accordance with Sections 3.1 and 3.3 with the following adjustments:

                     (i)     Only  the   Participant's  actual   Years   of
                         Service, adjusted appropriately for the Prior Service Credit Percentage, as of the date of Early Retirement shall be used.
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                     (ii)    For purposes  of determining the Actual  Final
                         Average  Earnings  and  Projected   Final  Average
                         Earnings,  only  the  Participant's  Earnings  and
                         Projected  Earnings  as  of   the  date  of  Early
                         Retirement shall be used.

                     (iii)   To arrive  at the payments to  commence at age
                         65 the amount calculated under paragraphs a(i) and a(ii) of this Section 3.2 will be reduced by .42% for each month Early Retirement commences before age 62.

                  b. Upon the written request of the Participant prior to Termination of Employment, the Committee, in its sole and absolute discretion, may authorize payment of the Early Retirement Benefit at a date prior to the Participant's attainment of age 65; provided, however, that in such event the amount calculated under paragraphs a(i), a(ii) and a(iii) of this
          Section 3.2 shall be further reduced by .42% for each month that the date of the commencement of payment precedes the date on which the Participant will attain age 62.

                  c. If a Participant dies after commencement of payment of his Early Retirement Benefit, the Surviving Spouse or Eligible Children shall be entitled to receive (in accordance with Sections 3.5 and 3.6) 50% of the Participant's Early Retirement Benefit.

                  d. If a Participant dies after his Early Retirement but before benefits have commenced, or while on Disability, the Surviving Spouse or Eligible Children shall be entitled to receive (in accordance with Sections 3.5 and 3.6) 50% of the benefit that would have been payable on the date the Participant elected to have benefits commence.

                  e. If a Participant dies after becoming eligible for Early Retirement but before taking Early Retirement or while on Disability, the Surviving Spouse or Eligible Children shall be entitled to receive (in accordance with Sections 3.5 and 3.6) 50% of the Participant's Early Retirement Benefit determined as if the Participant had retired on the day prior to his death with payments commencing on the first of the month following the Participant's death. The benefits payable to a Surviving Spouse or Eligible Children under this paragraph shall be no less than the benefits payable to a Surviving Spouse or Eligible Children under Section 3.4 as if the Participant had died immediately prior to age 55.

              3.3 VESTING OF RETIREMENT BENEFIT. A Participant's interest in his Retirement Benefit shall, subject to Sections 5.5 and 5.7, vest in accordance with following schedule:
                     Years of Service             Vesting
                     Less than 5                    0%
                     5 but less than 6            25%
                     6 through 20                   5% per year
          Notwithstanding the foregoing, a Participant who is at least 60 years old and who has completed at least 5 Years of Service will be fully vested, subject to Sections 5.5 and 5.7, in his Retirement Benefits. No Years of Service will be credited for Service after age 65 or for more than 20 years.
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              3.4  TERMINATION BENEFIT.  Upon any Termination of Employment
          of the Participant before Normal Retirement or Early Retirement for reasons other than death or Disability, THC shall pay, commencing at age 65, to the Participant a Retirement Benefit calculated under Sections 3.1 and 3.3 but with the following adjustments:

                  a. Only  the  Participant's  actual   Years  of  Service,
          adjusted appropriately for the Prior Service Credit Percentage, as of the date of Termination of Employment shall be used.

                  b. For purposes of determining the Actual Final Average Earnings and the Projected Final Average Earnings, as used in
          Section 3.1, only the Participant's Earnings and Projected Earnings prior to the date of his Termination of Employment shall be used.

                  c. (i)     If  a Participant  dies after  commencement of
                         payment of his or her Retirement Benefit under this Section 3.4, the Surviving Spouse or Eligible Children shall be entitled at Participant's death to receive (in accordance with Sections 3.5 and 3.6) 50% of the Participant's Retirement Benefit.
                     (ii)    If a  Participant,  who  has  vested  interest
                         under Section 3.3, dies after Termination of Employment but at death is not receiving any Retirement Benefits under this Plan, the Surviving Spouse or Eligible Children shall be entitled to receive (in accordance with Sections 3.5 and 3.6) commencing on the date when the Participant would have attained age 65, 50% of the Retirement Benefit which would have been payable to the Participant at age 65.
                     (iii)   If  a  Participant, who  has  vested  interest
                         under Section 3.3, dies while still actively employed by THC or a Subsidiary or on Disability before he was eligible for Early Retirement, his Surviving Spouse or Eligible Children shall be entitled at the Participant's death to receive (in accordance with Sections 3.5 and 3.6) 50% of the Retirement Benefit calculated as if the Participant were age 55 and eligible for Early Retirement on the day before Participant's death; however, the combined reductions for Early
                         Retirement and early payment shall not exceed 35.28% of the amount calculated under paragraphs a(i) and a(ii) of Section 3.2.

                  d. To arrive at the payments to commence at age 65, the amount calculated under paragraphs a, b, c(i) and c(ii) of this section 3.4 will be reduced by the maximum percentage reduction for Early Retirement at age 55 (i.e., 35.28%).

              3.5    DURATION  OF  BENEFIT  PAYMENT.    Normal  and   Early
          Retirement  Benefit  payments  shall  be  for  the  life  of  the
          Participant.
                  Surviving   Spouse  Benefit  payments  shall  be  for  the
          Surviving  Spouse's  lifetime.    All  benefits  payable  to  the
          Surviving Spouse are subject to actuarial reduction if Surviving Spouse is more than 3 years younger than the Participant.
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                  Eligible  Children  Benefit payments  shall be  made until the youngest of the Eligible Children reaches age 21.


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              3.6  RECIPIENTS  OF BENEFIT PAYMENTS.  If a  Participant dies without a Surviving Spouse but is survived by any Eligible Children, then benefits will be paid to the Eligible Children or their legal guardian, if applicable. The total monthly benefit payable will be equal to the monthly benefit that a Surviving
          Spouse  would have  received without  actuarial reduction.   This
          benefit will be paid in equal shares to all Eligible Children until the youngest of the Eligible Children attains age 21.
                  If  the Surviving  Spouse  dies  after  the death  of  the
          Participant but is survived by Eligible Children, then the total monthly benefit previously paid to the Surviving Spouse will be paid in equal shares to all Eligible Children until the youngest
          of  the  Eligible Children  attains  age  21.   When  any  of the
          Eligible Children reaches age 21, his share will be reallocated equally to the remaining Eligible Children.

              3.7 DISABILITY. Any Participant who is under Disability upon reaching age 65 will be paid the Normal Retirement Benefit in accordance with Sections 3.1 and 3.3.
                  Upon a Participant's Disability while an Employee of the Company, the Participant will continue to accrue Years of Service during his Disability until the earliest of:

                  a. Recovery from Disability.
                  b. His 65th birthday, or
                  c. Death.

                  If a Participant is receiving Disability payments, he shall not be entitled to receive an Early Retirement Benefit.
                  For purposes of calculating the foregoing benefits, the Participant's Actual Final Average Earnings and Projected Final Average Earnings shall be determined using his Earnings and Projected Earnings up to the date of Disability.

              3.8 CHANGE IN CONTROL. In the event of a Change in Control of THC while this Plan remains in effect or in the event that any Person makes any filing under Sections 13(d) or 14(d) of the Exchange Act with respect to the Company, (i) a Participant's Retirement Benefits hereunder (a) will be determined on the basis of receiving full Prior Service Credit under Sections 3.1 and 3.2 for all Years of Service prior to his Date of Enrollment and (b) will be fully vested in the Participant without regard to his Years of Service with THC and its Subsidiaries and (ii) notwithstanding any other provisions of the Plan, a Participant will be entitled to receive the Normal Retirement Benefit on or after age 60 with no reduction by virtue of paragraphs a(iii) and b of Section 3.2.


          SECTION 4  -  PAYMENT

              4.1 COMMENCEMENT OF PAYMENTS. Payments under this Plan shall begin not later than the first day of the calendar month following the occurrence of an event which entitles a Participant (or a Surviving Spouse or Eligible Children) to payments under this Plan.

              4.2    WITHHOLDING;   UNEMPLOYMENT  TAXES.    To  the  extent
          required by  the law in effect at the time payments are made, THC
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          shall withhold from payments made hereunder any taxes required to be withheld by the Federal or any state or local government.
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              4.3  RECIPIENTS OF PAYMENTS.  All payments to  be made by THC under the Plan shall be made to the Participant during his lifetime. All subsequent payments under the Plan shall be made by THC to the Participant's Surviving Spouse, Eligible Children or their legal guardian, if applicable.

              4.4 NO OTHER BENEFITS. THC shall pay no benefits hereunder to the Participant, his Surviving Spouse, Eligible Children or their legal guardian, if applicable, by reason of Termination of Employment or otherwise, except as specifically provided herein.


          SECTION 5  -  CONDITIONS RELATED TO BENEFITS

              5.1 ADMINISTRATION OF PLAN. The Committee has been authorized to administer the Plan and to interpret, construe and apply its provisions in accordance with its terms. The Committee shall administer the Plan and shall establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Committee shall be by vote or written consent of the majority of its members and shall be final and binding. Members of the Committee shall not be eligible to participate in the Plan while serving as a member of the Committee.

              5.2 NO RIGHT TO ASSETS. Neither a Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of THC and its Subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds or assets which THC, in its sole discretion, may set aside in anticipation of a liability hereunder. No trust shall be created in accordance with or by the execution or adoption of this Plan or any Agreement with a Participant, and any benefits which become payable hereunder shall be paid from the general assets of THC. A Participant shall have only an unsecured contractual right to the amounts, if any, payable hereunder.

              5.3 NO EMPLOYMENT RIGHTS. Nothing herein shall constitute a contract of continuing employment or in any manner obligate THC and its Subsidiaries to continue the service of a Participant, or obligate a Participant to continue in the service of THC and its Subsidiaries, and nothing herein shall be construed as fixing or regulating the compensation paid to a Participant.

              5.4 RIGHT TO TERMINATE OR AMEND. Except during any two year period after any Change in Control of THC, THC reserves the sole right to terminate the Plan at any time and to terminate an Agreement with any Participant at any time. In the event of termination of the Plan or of a Participant's Agreement, a Participant shall be entitled to only the vested portion of his or her accrued benefits under Section 3 of the Plan as of the
          time  of  the termination  of  the Plan  or  his Agreement.   All
          further vesting and benefit accrual shall cease on the date of Plan or Agreement termination. Benefit payments would be in the amounts specified and would commence at the time specified in
          Section 3 as appropriate. THC further reserves the right in its sole discretion to amend the Plan in any respect except that Plan benefits cannot be reduced during any two year period after any Change in Control
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          of THC.  No amendment  of the Plan (whether there has or  has not been a Change in Control of THC) that reduces the value of the benefits theretofore accrued by and vested with respect to the Participant shall be effective.

              5.5 ELIGIBILITY. Eligibility to participate in the Plan is expressly conditional upon an Employee's furnishing to THC certain information and taking physical examinations and such other relevant action as may be reasonably requested by THC. Any Employee Participant who refuses to provide such information or to take such action shall not be enrolled as or cease to be a Participant under the Plan. Any Participant who commits suicide during the two-year period beginning on the date of his or her Agreement, or who makes any material misstatement of information or non-disclosure of medical history, will not receive any benefits hereunder unless, in the sole discretion of the Committee, benefits in a reduced amount are awarded.

              5.6 OFFSET. If at the time payments or installments of payments are to be made hereunder, any Participant or his or her Surviving Spouse or both are indebted to THC and its Subsidiaries, then the payments remaining to be made to the Participant or his Surviving Spouse or both may, at the discretion of the Committee, be reduced by the amount of such indebtedness; provided, however, that an election by the Committee not to reduce any such payment or payments shall not constitute a waiver of any claim for such indebtedness.

              5.7 CONDITIONS PRECEDENT. No Retirement Benefits will be payable hereunder to any Participant (i) whose Employment with THC or a Subsidiary is terminated because of his willful misconduct or gross negligence in the performance of his duties or (ii) who within 3 years after Termination of Employment becomes an employee with or consultant to any third party engaged in any line of business in competition with THC and/or its subsidiaries (a) in a line of business in which the Participant has performed Services for THC and its Subsidiaries provided that a person who is also an employee of NME shall not be construed to be a third party engaged in competition with THC and/or its Subsidiaries or (b) that accounts for more than ten percent of the gross revenues of THC and its Subsidiaries taken as a whole. Notwithstanding the foregoing paragraph, the Committee, in its sole discretion, may approve the payment of Retirement Benefits to an Employee who would otherwise be ineligible under (ii) above if the Committee determines that is in THC s best interest to do so.

          SECTION 6  -  MISCELLANEOUS

              6.1  NONASSIGNABILITY.   Neither a Participant nor  any other
          person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance any provision hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a
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          Participant's or any  person's bankruptcy or insolvency.  THC may assign this Plan to any Subsidiary which employs any Participant.

              6.2   GENDER  AND NUMBER.   Wherever appropriate  herein, the
          masculine may mean the feminine and the singular may mean the plural or vice versa.

              6.3 NOTICE. Any notice required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of THC, directed to the attention of the Secretary of the Committee. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification.

              6.4 VALIDITY. In the event any provision of this Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

              6.5    APPLICABLE  LAW.   This  Plan  shall  be governed  and
          construed in accordance with the laws of the State of Washington.

              6.6 SUCCESSORS IN INTEREST. This Plan shall inure to the benefit of, be binding upon, and be enforceable by, any corporate successor to THC or successor to substantially all of the assets of THC.

              6.7    NO REPRESENTATION  ON  TAX  MATTERS.    THC  makes  no
          representation to Participants regarding current or future income tax ramifications of the Plan.

              6.8 EFFECTIVE DATE. The Plan shall, upon adoption by the Board and approval of NME, become effective as of January 31, 1990, unless the Plan is previously terminated.























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